                                                                   EXHIBIT 10.8

                                     LEASE

     THIS LEASE (the "Lease") is made and entered into as of the 6th day of November, 1996, by and between AGRACEL, INC., an Illinois corporation, hereinafter referred to as "Lessor", and MORTON METALCRAFT CO., an Illinois corporation, of 1021 West Birchwood Street, P.O. Box 429, Morton, Illinois 61550-0429, hereinafter referred to as "Lessee".

     1.   PROPERTY LEASED:

     (a) Lessor shall lease to the Lessee and Lessee shall lease from Lessor that certain parcel of real property legally described at Article 1 (b) below (the "Land"), together with the buildings and improvements to be erected thereon by Lessor according to plans and specifications described on Exhibit A attached hereto (the "Building"). The Land and the Building are hereafter referred to as the "Premises".

     (b) The Building is to be constructed on the Land described as: See attached Exhibit B.

     (c) (i) Lessor agrees to construct the Building on the Land in accordance with the plans and specifications attached as Exhibit A hereto, as the same may be amended from time to time by agreement of the parties, as set forth in written change orders signed by both parties or their designated representatives. Lessor further agrees to provide such on-site improvements as are delineated in Exhibit A hereto.

          (ii) Lessor agrees that such construction will be under roof and sufficiently complete to take delivery of Lessee's equipment not later than February 3, 1997, and that all such construction except for punch-list items will be completed, and a certificate of occupancy sufficient to permit Lessee to begin manufacturing operations will be issued, not later than March 14, 1997. Punchlist items will be completed not later than May 15, 1997.

          (iii) Lessor agrees to secure all necessary permits for such construction; that such construction will be completed in a good and workmanlike manner; that materials and workmanship will be of such quality as is usual and customary in the Wake County, North Carolina area; and that all such construction shall comply with all applicable building and safety codes, and shall comport in all material respects with the plans and specifications.

          (iv) Lessor shall provide usual ventilation, heating, air conditioning, electrical, plumbing, and mechanical systems, equipment, and fixtures for the Building, to the extent set forth in Exhibit A hereto.

          (v) Upon the commencement date, or as soon thereafter as they shall become available, Lessor shall deliver and transfer to Lessee all manufacturers' warranties, owners' manuals and related materials. Lessor warrants the workmanship and materials of the Building and its components installed by Lessor, its subcontractors, agents, and anyone working under Lessor's control, for a period of one (1) year after the commencement date hereof.

          (vi) Lessor warrants that upon completion of the improvements, public utilities providing water, electrical power, natural gas, telephone and sewage disposal, will be available to the building. Lessee will pay any "turn-on" costs.

          (vii) Lessor warrants that all improvements to be constructed will comply with all building codes, zoning laws, minimum size requirements, setbacks and required parking.

          (viii) Lessor warrants that the improvements will, to the extent required by the American with Disabilities Act, comply with the Act.

     (d) So long as Lessee is not in default of this Lease and so long as there has been no adverse material changes in Lessee's financial condition and business prospects, Lessor agrees to construct at Lessor's expense expansions to the Building at any time and from time to time upon written notice from Lessee on the following terms and conditions:

          (i) Initial annual rental for each expansion shall be determined according to the following formula: (A) Actual Cost (hereinafter defined) of the expansion multiplied by (B) a percentage equal to the sum of the Lessor's actual cost of funds for the expansion plus four and one-half percent (4 1/2%) per annum. Initial Annual Rental for each expansion shall be paid for the first year following the substantial completion of that expansion. Rental for that expansion thereafter shall be based upon the initial rental for that expansion plus 3% per year for the remainder of the term and any extensions. Rental shall be payable in equal monthly installments in advance on the first day of each month commencing on the date of substantial completion of the expansion of the Building.

          (ii) The "Actual Cost" of each expansion to the Building is herein defined as the cost of financing, cost of materials and labor, the fees of architects, engineers, surveyors, and other professionals; actual out-of-pocket costs for obtaining permits and other governmental approvals; and any other out-of-pocket costs actually and reasonably incurred by Lessor for construction of the expansion of the Building, as such costs may be adjusted (by increase or decrease) by change orders mutually agreed upon by Lessor and Lessee, all as determined by an internal audit performed by Lessor and Lessee upon the substantial completion of the expansion.

          (iii) Lessee shall provide to Lessor a preliminary design for each expansion which shall conform to all laws, rules and regulations then in effect and applicable to the Building and which shall incorporate materials and workmanship of a quality at least equal to that of the Building;

          (iv) Lessor shall promptly estimate the Actual Cost (hereinafter defined) of the construction of the expansion to the Building based upon the preliminary design and provide to Lessee a written estimate in reasonable line-item detail of the Actual Cost of the expansion. Upon Lessee's receipt of Lessor's Actual Cost estimate, Lessee shall promptly notify Lessor of its acceptance or challenge of Lessor's estimate of Actual Cost. If

Lessee challenges Lessor's estimate of the Actual Cost or any line-item thereof, Lessor shall promptly provide Lessee with three competitive bids for each line-item to which Lessee's challenge relates, and Lessor shall award contracts to the competitive bidders of Lessee's choice. Lessor's estimate of Actual Cost, as adjusted by challenge as provided above, shall further be adjusted (either by increase or decrease) to reflect any change orders mutually agreed upon by Lessor and Lessee during the construction of the expansion.

          (v) If the Initial Term (hereinafter defined) of the Lease at the time(s) Lessee exercises its continuing expansion option is less than ten years, then as a condition precedent to Lessor's obligation to construct an expansion to the Building, Lessee and Lessor shall execute an amendment to the Lease providing for an additional extension term (the "Amended Extension Term") which, when added to the unexpired portion of the Initial Term, will equal not less than ten years, calculated as of the date of substantial completion of the expansion to the Building. The rental for the premises during the Amended Extension Term, exclusive of the expansion(s), shall be the same as during the initial term adjusted as set forth at paragraph 2. The rental for the expansion(s) during the remainder of the Initial Term and the Amended Extension Term shall be as set forth in Paragraph 1(d)(i) above. As used herein, "Initial Term" shall mean the initial ten (10) year term of the Lease, inclusive of any extension term as to which Lessee has then exercised its option pursuant to Paragraph 3(d) below.

          (vi) Promptly upon establishment of the estimate of the Actual Cost of the expansion as set forth in subsection (iv) above, Lessor shall promptly commence and diligently pursue to completion the construction of the expansion. If Lessor fails to provide Lessee with an estimate of the Actual Cost of the expansion pursuant to the provisions of subsection (iv) above or if Lessor fails to promptly commence and diligently pursue to completion the construction of the expansion, then in addition to any other remedies Lessee may have under this Lease or at law for Lessor's breach, and upon written notice to Lessor, Lessee may at its own cost and expense undertake to complete the construction of the expansion, calculate the Actual Cost of the expansion, determine the rental due on the expansion in accordance with the terms set forth in subsection (i) above, and offset from the rental due for the expansion all costs incurred by Lessee in completing the construction of the expansion until Lessee has been reimbursed in full.

          (vii) All other terms of this Lease applicable to the construction of the Building and the lease of the premises shall apply to the construction and lease of the expansion to the Building.

     2.   RENTAL:

     Tenant shall pay to Landlord initial rent in the amount of $3.46 per square foot for 98,250 square feet for the first year of the term of this lease. Rent payable thereafter shall be based upon the initial rent plus three percent (3%) per year for the remainder of the Term and any extensions, payable as follows:
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                                      -7-

     Year 1.................................................$28,328.75 per month
     Year 2.................................................$29,178.61 per month
     Year 3.................................................$30,053.96 per month
     Year 4.................................................$30,955.57 per month
     Year 5.................................................$31,884.23 per month
     Year 6.................................................$32,840.75 per month
     Year 7.................................................$33,825.97 per month
     Year 8.................................................$34,840.74 per month
     Year 9.................................................$35,885.96 per month
     Year 10................................................$36,962.54 per month beginning with the commencement date defined below, and continuing on the same date of each month thereafter.

     Lessee shall also pay to Lessor a sum equivalent to one month's rent, which sum shall be held by Lessor in an interest bearing escrow account as security for the faithful performance by Lessee of all of the terms of this Lease by Lessee to be observed and performed. Interest on the escrow account will be retained by and taxable to the lessor. At the end of the lease term, provided the lessee has fulfilled its obligation under the lease, the escrow balance will be returned to the lessee within thirty days of the end of the lease. If the cost of construction of the building and improvements changes as a result of changes requested by Lessee, then the rent shall adjust according to the following formula:

     Agreed to increase                                   Increase (decrease)
     (decrease) in                     =                  in initial annual rent
     cost x 12.75%

     3.  TERM:

     (a) The initial term of this Lease shall be ten (10) years, beginning on the commencement date (defined in paragraph (b) of this article) and ending at 12 o'clock midnight on a date ten (10) years thereafter, unless sooner terminated as provided herein.

     (b) The commencement date shall be March 15, 1997, or as soon thereafter as the Building to be constructed by Lessor is substantially complete. The commencement date shall be delayed for one day by each day of delay caused solely by any material change orders required by Lessee. Each change order at the time agreed to shall specify the number of days required to implement it. If delays caused solely by Lessee in supplying plans and specifications or because of change orders shall cause a delay in the completion date of more than thirty (30) days, then the Lessee shall pay to Lessor a per diem rent for each day in excess of thirty (30) days of delay calculated by taking the monthly rent installment specified above at Article 2 and dividing it by 30. "Substantially complete" means that a Certificate of Occupancy sufficient to permit Lessee to begin manufacturing operations has been issued and the Building is capable of being occupied by Lessee for its purpose of operating therein a light manufacturing plant suitable for manufacturing sheet metal fabrications upon installation of equipment for such purposes by

Lessee as planned, even though some construction items may still be incomplete and in the process of being completed. After the commencement date has been determined, and upon the demand of either party, the parties shall execute a declaration in recordable form expressing the specific commencement and termination dates of the initial term.

     (c) Lessor agrees that construction will be under roof to the extent necessary to take delivery and provide suitable cover for Lessee's equipment not later than February 3, 1997, subject to delay caused solely by Lessee. Commencing on February 4, 1997, the Lessee may enter upon the leased property at reasonable times for the purpose of installing equipment, furniture, and fixtures. Lessee's activities may not unreasonably interfere with Lessor's contractor's activities.

     (d) The Lessee shall have one option to extend this Lease for a period of five (5) years on the same terms as the initial term. Lessee shall exercise this option by sending written notice thereof to Lessor not later than March 15, 2006. During the extended term of this Lease, Lessee shall pay rent at the Fair Market Rental (hereinafter defined). All other terms of this Lease shall continue in full force and effect during the extended term. "Fair Market Rental" is herein defined as the rental which a willing tenant would pay Lessor for the rental of space of the size, location, and configuration of the premises for the extension term, estimated as of the commencement of the extension term. Within sixty (60) days after Lessor has received notice from Lessee that Lessee is exercising its extension option, Lessor shall send to Lessee a written notice specifying the Fair Market Rental as estimated by Lessor in accordance with this subparagraph and, within fifteen (15) days after receipt of such notice, Lessee shall give Lessor written notice of its acceptance or challenge of Lessor's estimation of the Fair Market Rental; provided, however, that if Lessee challenges Lessor's estimation of the Fair Market Rental, Lessor and Lessee shall endeavor to reach an agreement as to the Fair Market Rental within fifteen (15) days after the expiration of such fifteen (15) day period for challenge. If Lessor and Lessee are unable to reach an agreement as to the Fair Market Rental within said time period, they each shall immediately thereafter select an appraiser, each of whom shall be a legally qualified commercial real estate appraiser with a minimum of three (3) years' experience in the Raleigh, North Carolina commercial real estate market, who shall determine the Fair Market Rental. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Lessor and Lessee within thirty (30) days after their selection. In the event that the determination of the Fair Market Rental submitted by Lessor's appraiser is less than or equal to one hundred five percent (105%) of the determination of the Fair Market Rental submitted by Lessee's appraiser, the Fair Market Rental shall be the average of such determinations. If the determination of the Fair Market Rental submitted by Lessor's appraiser is greater than one hundred five percent (105%) of the determination of the Fair Market Rental submitted by Lessee's appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with similar qualifications to make such determination of the Fair Market Rental in accordance with the foregoing limitations. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the Fair Market Rental to Lessor and Lessee within thirty (30) days after such appraiser's appointment. The determination which is neither the highest nor the lowest of the three (3) determinations of the Fair Market Rental shall be binding upon Lessor and Lessee. Lessor and Lessee shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Lessor and one-half (1/2) by Lessee. Notwithstanding the foregoing, rental during the extension term for any and all expansions to the Building constructed pursuant to the terms of Paragraph 1(d) above shall be calculated in accordance with the terms set forth in Paragraph 1(d) above.

     (e) If Lessor is delayed by more than thirty (30) days in (i) substantially completing the construction of the building by March 14, 1997, for any reason other than a delay caused solely by Lessee, Lessor shall pay to Lessee $500.00 per day for each day that substantial completion is delayed. Lessor shall not under any circumstances be liable for contingent or consequential damages. The completion date shall be extended day for day by any delays caused by Lessee.

     4.   USE OF PREMISES:

     a) The premises are leased for the purpose of general light manufacturing, including the manufacture of sheet metal components manufactured by Lessee and are not to be used for any other purpose without first having secured the written consent of the Lessor, which consent shall not be unreasonably withheld. No use of the building shall be made which would increase the insurable risk of the building for fire and extended coverage insurance.

     b) The premises shall at all times after the commencement date be accessible to semi-trucks.

     5.   PUBLIC REQUIREMENTS:

     (a) Lessee shall comply with, and on date of commencement, the improvements shall conform with all laws, ordinances, governmental orders and regulations and other public requirements now and hereafter affecting the premises or the use thereof, including but not limited to all recorded covenants and restrictions, if any. Lessee shall save and hold Lessor harmless from expense or damage resulting from failure to do so, except for such lack of such compliance which exists and affects the premises or the use thereof at the commencement date of this Lease. Lessor guarantees that the real estate is properly zoned for those uses of the premises provided by paragraph 4.

     (b) In the furtherance of, and not in limitation of, Lessee's obligations under the foregoing paragraph, throughout the terms of this Lease, Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect permits required for the conduct of its business and operations from the time of commencement of this Lease until its expiration or termination.

     6.   ASSIGNING AND SUBLEASING:

     Lessee shall not sublet the premises or any part thereof and Lessee shall not assign, transfer, pledge, mortgage or otherwise encumber this Lease, or any portion of the term thereof, without the previous written consent in each instance of Lessor, and Lessee shall furnish to Lessor with each request a copy of such proposed instrument; Lessor agreeing, however, not to arbitrarily withhold consent to subletting for any legitimate business not detrimental to the premises or adjacent property, or occupants thereof, and not more hazardous on account of fire or otherwise, and not creating wear and tear to the premises more than the business for which the premises are herein leased. Permission is, however, granted Lessee to assign or transfer this Lease and also to sublet the premises to any subsidiary corporation of Lessee, affiliate corporation of Lessee, or parent corporation of Lessee, upon giving Lessor written notice of intent so to do. Lessee shall have the right to transfer and assign this Lease without Lessor's consent to any parent, subsidiary, or affiliated company of Lessee or to any person or corporation acquiring all or substantially all of the assets of Lessee by purchase, merger, consolidation or otherwise. An affiliate company is a company which has at least a 50% common ownership with Lessee. Transfers of Lessee's shares of stock as may occur from time to time shall not be deemed a prohibited assignment of this Lease. In the event of any assignment or subletting, Lessee shall remain the principal obligor to the Lessor under all covenants of this Lease, and by accepting any assignment or subletting, an assignee or sublessee shall become bound by and shall perform and shall become entitled to the benefits of all the terms, conditions and covenants by which the Lessee hereunder is bound.

     7.  INSURANCE--LESSEE:

     (a) Lessee shall, throughout the term of this Lease, maintain fire and extended coverage insurance on the premises leased in an amount equal to the full insurable value thereof, in a company or companies rated Best A or better.

     (b) Lessee shall, at its expense, during the term hereof, maintain and deliver to Lessor public liability insurance policies with respect to the premises. Such policies shall name both the Lessor and the Lessee as insureds as their interests may appear, and have limits of at least $2,000,000 for injury or death to any one person and $2,000,000 for any one accident, and $1,000,000 with respect to damage to property. Such policies shall be in whatever form and with such insurance companies as are reasonably satisfactory to Lessor, and shall provide for at least ten days' prior notice to Lessor of cancellation. At least ten days before any such policy expires, Lessee shall supply Lessor with a substitute therefor, together with evidence that the premiums therefor were paid. If Lessee fails to do so, Lessor may procure such policies or pay such premiums. In such case, all amounts so paid by Lessor, with interest thereon at the rate of 4% over Wall Street Journal's published prime rate as published from time to time per annum, shall be added to the next monthly rent installment coming due, and shall be collected as additional rent.

     (c) Lessee shall be responsible for its equipment, furniture, fixtures, inventory and other personal property located on the premises and shall be solely responsible for carrying whatever insurance it desires with respect to such property.

     (d) Lessor and Lessor's mortgagee, if any, shall at all times be named as a co-insured on all policies of insurance required by this Lease and Lessee shall provide to Lessor and Lessor's mortgagee, if any, a current certificate showing compliance with this requirement, provided that Lessor shall have notified Lessee in writing of the name and address of such mortgagee. Each policy of insurance shall require notice to Lessor and Lessor's mortgagee prior to cancellation.

     8.   TAXES:

     Lessee shall pay all real property taxes, personal property taxes and special assessments lawfully levied against the premises during the term of this Lease. Taxes for the first and last year of the Lease shall be prorated between Lessor and Lessee, based on number of days leased.

     Lessee shall have the right to contest the amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith. If the provisions of any law or regulation then in effect so require, Lessor shall join in such proceedings.

     9.   MAINTENANCE BY LESSEE:

     Lessee agrees to take good care of the premises and appurtenances thereto, and to keep them in good repair, free from filth, overloading, danger of fire or any pest or nuisance, and to keep all mechanical systems in good working order. Lessee agrees to maintain and replace any plate glass or other glass in the building. To the extent not provided by construction warranties and manufacturers' warranties, Lessee shall conduct a continuing program of preventive maintenance covering such mechanical equipment, including regular service and maintenance to heating and air conditioning equipment by competent tradesmen. Lessee shall not permit any waste of the premises. At the expiration or other termination of this Lease, Lessee shall return the premises to Lessor broom clean in as good condition as when received by Lessee, except only for normal wear and use, damage by fire, explosion or other insured casualty and acts of third parties not under control of Lessee. If Lessee fails to do anything required of Lessee in this paragraph within a reasonable time, Lessor may, at Lessor's option, perform the same at Lessee's expense.

     10.  ALTERATIONS AND ADDITIONS:

     Lessee shall have the right, at its sole expense, to make non-structural additions, improvements, or modifications to the interior of the building on the premises for the convenient conduct of its business. All such changes shall be made in a good and workmanlike manner and in accordance with applicable codes and regulations. Lessee shall give Lessor prior written notice of any alterations, additions, improvements or modifications so made.

     Lessee shall have the right to install such machinery, equipment, and business and trade fixtures as it deems necessary, and such items shall remain the property of Lessee and shall be removed at the termination of this Lease, the Lessee repairing any damage occasioned by removal. If Lessee shall obtain written consent of Lessor to leave any machinery or like equipment in the premises, then the full title to such machinery and equipment shall thereupon pass to Lessor.

     11.  LESSOR'S RIGHT OF ENTRY:

     Lessor, or Lessor's Agent, may enter upon the premises at reasonable hours upon reasonable notice to examine the same and to do anything required of Lessor hereunder or which Lessor may deem necessary for the good of the premises; and during the last 90 days of this Lease may display a sign offering the premises for sale or for lease, which sign may be affixed in a conspicuous place on the front of the premises.

     Neither Lessor nor any of Lessor's agents who enters upon the premises shall disclose to any person or entity any information, observations, data, or visual impressions regarding the trade secrets or other confidential business information of Lessee. Lessor and any of its agents agree that they will not take any photographs, videotapes or other images of the interior of the premises without the prior consent of Lessee.

     12.  SIGNS AND ADVERTISEMENTS:

     Lessee is hereby granted the privilege of erecting signs on the front of the premises, including in the front and side yards of the building, subject to applicable laws and regulations, including but not limited to ordinances of the municipality in which the premises are located and restrictive covenants relating to signs in the industrial park in which the premises are located, if applicable. No signs shall be erected which are attached to the roof of the building and no signs shall be attached to the building at right angles suspended by guy wires, but shall be attached flush to the building in a safe and secure manner. All such signs shall advertise the Lessee's business, and no revenue producing signs shall be permitted on the premises. Lessee shall not paint any signs directly on the building, or otherwise deface, damage or overload the building. Lessee shall remove all signs at the termination of this Lease, and shall repair any damage to the building caused by signs at its sole cost and expense.

     13.  LIABILITY:

     Lessee hereby relinquishes all claims, releases, assumes all risks and agrees to hold Lessor harmless from any liability for any damage done or occasioned by or from any plumbing, wiring, gas, water, steam, sprinkler system, equipment or other pipes, or the bursting, leaking or running of any tank, washstand, water closet, waste pipe or other articles in, above, upon or about the building or premises, or for damage occasioned from or by water, snow, or ice being upon or about the premises (except on the roof of the building) unless caused by the negligence or intentional act of Lessor, its agents or employees.

    Lessor and Lessee hereby expressly waive any cause of action or right of recovery which either may have hereafter against the other for any loss or damage to the premises, or to the contents thereof, from all claims and liabilities arising from or caused by any hazard that could be covered by a standard fire insurance policy with extended coverage and "all risk" endorsement on the premises or on the contents thereof, to the extent of any amounts actually received or which could have been received had the proper insurance been in place, and each party hereto shall obtain a waiver from any insurance carrier with which it carries insurance covering the premises, or the contents thereof, releasing its subrogation rights as against the other party, and upon request by either party evidence of said waiver shall be furnished by each party hereto to the other party.

     Lessee agrees to save and hold Lessor harmless from any claim, damage, liability, or expense arising from any injury (including death) to persons or damage to property occurring in, on or about the premises, except to the extent caused by the negligence of the Lessor, its agents and employees. In the event of the negligence of more than one party, the parties shall be liable to one another for their proportionate share.

     14.  DAMAGE BY CASUALTY:

     If, during the term hereof, or previous thereto, the premises or any Building of which the premises are a part shall suffer damage by fire, explosion, providential means or any other casualty to the extent that the premises or Building cannot reasonably be repaired within 90 days after date of such damage, in the judgment of Lessor and Lessee, of if they cannot agree, a mutually agreeable third party qualified in the construction industry in or about Wake County, North Carolina, or to such an extent that under the then existing laws, orders, ordinances or other public requirements the same cannot be repaired to substantially the same form and with substantially the same materials as before such damage, then the term hereby created shall, at the option of either party exercised by written notice not later than sixty (60) days after the occurrence of such casualty, terminate as of the date of such damage and rent shall cease as of the date of such damage (with proportionate refund of any prepayment) on condition Lessee forthwith surrenders the premises to Lessor. If this Lease is not so terminated, then Lessor shall repair the premises as soon as practicable with due diligence. A maximum of 120 days shall be considered a reasonable time in which to complete repairs barring any extraordinary circumstances or matters beyond the control of Lessor, placing the same in as good condition as they were just before such damage, and rent shall abate pro rata and in proportion to untenantability of the premises (or if the undamaged portion is not reasonably usable for Lessee's purposes pending the restoration of the Building, all rent shall abate) from the time of such damage until restoration of the premises by Lessor. It is further agreed that the period for reconstruction shall be extended for such time during which strikes, riots, civil commotion, governmental intervention, acts of God, or any other contingency beyond Lessor's control shall delay the construction. In case of such damage, whether this Lease is thereby terminated or not, Lessee shall remove all of the rubbish and debris of Lessee's property within sixty (60) days after written request by Lessor, and if this Lease is not thereby terminated, Lessee shall not do anything to hinder or delay Lessor's work of repair, and will cooperate with Lessor in such work. Lessor shall not be liable for inconvenience to Lessee by making repairs to any part of the premises or Building, nor for the restoration of any improvements made by Lessee, nor for the restoration of any property of Lessee. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee, whereupon all rights and obligations hereunder shall cease and terminate with proportionate refund of any prepayment.

     15  DEFAULT:

     If there be default in payment of any rent or in any other of Lessee's obligations hereunder, or if the premises be vacated by Lessee without adequate provision for building security and maintenance, and if such default or condition shall continue after ten (10) days' notice, in writing, from Lessor to Lessee to make good such default or correct such condition, Lessor may, at Lessor's option, at any time thereafter while such default or condition continues, without further notice or demand, declare this Lease terminated and enter upon and repossess the premises free of this Lease; or Lessor may, at Lessor's option, enter upon and repossess the premises as aforesaid or receive the keys thereto, Lessee hereby acknowledging that the Lessor has received same as Agent of the Lessee and is authorized to re-let the premises for the balance of the term of this Lease, for a shorter or longer term, at such rental as Lessor deems fit, and may receive the rents therefor, applying the same first to the payment of the reasonable expense of such re-letting and second to the payment of rent due and to become due under this Lease, Lessee remaining liable for and agreeing hereby to pay Lessor any deficiency. Lessor shall make reasonable efforts to re-lease the premises. Listing the premises for re-lease with a reputable broker shall be considered a reasonable effort, but all reasonable broker's commissions shall be at Lessee's expense. Provided, however, if any such default be other than for non-payment of money and it would take more than thirty (30) days to cure the same, Lessor shall not be entitled to terminate this Lease or enter upon the premises for such default if Lessee begins the cure of such default within said thirty (30) days and prosecutes the cure thereof with due diligence to completion. If any proceedings under the present or any other Bankruptcy Code, including but not being limited to voluntary or involuntary straight bankruptcy proceedings, arrangements or reorganizations, be instituted by or against Lessee, or if a receiver or trustee be appointed for or ordered to dispose of Lessee's business or property, or if Lessee makes any assignment or conveyance for benefit of creditors, the same shall constitute a breach of this Lease and Lessor shall forthwith on such breach have the right of termination, entry and repossession as above, in this paragraph set forth.

     16. EMINENT DOMAIN:

     If the premises or any substantial part thereof shall be taken by any competent authority under the power of eminent domain, or a conveyance thereof be made in lieu of or in anticipation of the exercise of such power, or if the premises or any substantial part thereof be acquired for any public or quasi-public use or purpose, the term of this Lease shall cease and terminate upon the date when the possession of said premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of Lessor's building or the land under it, Lessor or Lessee shall have the right to cancel this Lease after having given written notice of cancellation to the other not less than ninety (90) days prior to the date of cancellation designated in the notice. Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Lessor to the Lessee or by Lessee to the Lessor for the right of cancellation and the Lessee shall have no right to share in the condemnation award or in any judgment for damages caused by the taking. Nothing in this paragraph shall preclude an award being made to Lessee for loss of business or depreciation to and cost of removal of equipment or fixtures.

     17. UTILITIES:

     Lessee shall contract in its own name and pay for all charges for water, sewer charges, gas heat, oil, electricity, fuel, telephone and other utilities used in or serving the premises during the term of this Lease.

     18. MECHANIC'S LIENS:

     Lessee will not permit any mechanic's liens, or other liens, to be placed upon the premises or any building or improvement thereon during the term hereof as a result of Lessee's actions, and in case of the filing of any such lien, Lessee will promptly pay same; provided, however, that Lessee shall have the right to contest the validity or amount of any such lien upon posting security with Lessor which in Lessor's sole reasonable judgment is adequate to pay and discharge any such lien in full if held valid. Lessee shall have sixty (60) days after filing to pay the lien or post security as provided. If default in payment thereof shall continue for thirty (30) days after notice thereof from Lessor to Lessee, Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be immediately due by Lessee to Lessor and shall be paid promptly upon presentation of bill therefor.

     Lessor covenants that it will not permit any mechanic's liens to be placed on the premises, and that, should such lien be recorded against the premises, Lessor will ensure its removal not later than thirty (30) days after written demand therefor is made upon Lessor by Lessee.

     19. MORTGAGES AND ESTOPPEL CERTIFICATES:

     This Lease shall be subject and subordinate to any mortgage or deed or trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided that Lessee and the holder of such mortgage or deed of trust shall have entered into a non-disturbance and attornment agreement in form and content reasonably acceptable to such parties. Subject to the foregoing, Lessee shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

     Lessee shall at any time and from time to time, upon not less than thirty
(30) days' prior request by Lessor, execute, acknowledge and deliver to Lessor, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the base rent and other charges have been paid, and (iii) so far as the person making the certificate knows, Lessor is not in default under any provisions of this Lease (or if there are defaults, specifying the defaults). It is intended that any such statement may be relied upon by any person proposing to acquire Lessor's interest in this Lease or the premises, or any prospective mortgagee of, or assignee of any mortgage upon such interest or the premises.

     20.  ENVIRONMENTAL COVENANTS AND WARRANTIES:

     Compliance with Law: (a) Lessee, at Lessee's expense, shall comply with all applicable federal, state and local laws, regulations, or ordinances pertaining to air and water quality, hazardous materials (as hereinafter defined), waste disposal, air emissions, and other environmental matters, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Lessor or Lessee with respect to any of the foregoing.

     (b) Lessor shall deliver a Phase 1 Environmental Audit prepared by a professional registered engineer with environmental expertise, dated not earlier than August 1, 1996, to Lessee within eight (8) weeks of execution by Lessee of this lease. As used in this paragraph, the Phase I Environmental Audit shall be in accordance with the provisions set forth in 42 U.S.C. 9601(35)(B) and shall also consist of a visual inspection of the premises, including any equipment and machinery thereon and all building components or materials used therein, an inquiry into past occupants and uses of the premises, a search of all records pertaining to environmental conditions on the premises, including any reports generated for or from any governmental authority, notices of warnings, complaints and violations of applicable environmental statutes, rules or regulations, and applicable environmental statutes, rules or regulations, and a visual inspection of all properties adjoining the premises, and any other investigation deemed consistent with good commercial practices.

     Lessee shall, upon written notice to Lessor, have the right thereafter to terminate this Lease if the Phase I Environmental Audit shows conditions on the Land violative of environmental laws, rules, regulations or ordinances and which cannot with due diligence by Lessor be corrected prior to Lessee's initial occupation of the premises. Upon delivery of the Phase I Environmental Audit, Lessor will represent that to the best of Lessor's information and belief said Phase I Environmental Audit is complete, true and accurate; that to the best of Lessor's information and belief there has been no change in the condition of the premises since the date of said Phase I Environmental Audit; that except as may be reflected in said Phase I Environmental Audit, Lessor has no knowledge of any environment hazard or pollution on the premises, now or in the past; and that to the best of Lessor's information and belief, the premises are in full compliance with all legal requirements of every sort whatsoever. Lessor warrants that neither it nor any person or entity under its control will take any action which will cause the premises or any part thereof to be materially in violation of any applicable statute, ordinance or regulation for more than thirty (30) days after Lessor receives notice of such violation.

     21.  INDEMNIFICATION:

     (a) Lessee shall indemnify, defend, and hold Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises and reasonable sums paid in settlement of claims, reasonable attorney's fees, reasonable consultant fees, and reasonable expert fees) which arise during or after the Lease term as a result of contamination by hazardous material as a result of Lessee's use or activities, or of Lessee's agents or contractors. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local government agency or political subdivision because of hazardous material present in the soil or groundwater on or under the premises as a result of Lessee's use or activities, or Lessee's agents or contractors, or which would have with reasonable care exerted by Lessee not have occurred. Without limiting the foregoing, if the presence of any hazardous material on the premises caused or permitted by Lessee or its agents or contractors results in any contamination of the premises, Lessee shall promptly take all actions at its sole expenses as are necessary to return the premises to the condition existing prior to the release of any such hazardous material to the premises, provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     (b) At the expiration of this Lease or any extension hereof, Lessee shall select, said selection to be mutually agreeable to Lessor, a professional registered engineer with environmental expertise to conduct, at Lessee's sole expense, a Phase I Environmental Audit of the premises. As used in this Paragraph, a Phase I Environmental Audit shall be in accordance with the provisions set forth in 42 U.S.C. 9601(35)(B) and shall also consist of a visual inspection of the premises, including any equipment and machinery thereon and all building components or materials used therein, an inquiry into past occupants and uses of the premises, a search of all records pertaining to environmental conditions on the premises, including any reports generated for or from any governmental authority, notices of warnings, complaints and violations of applicable environmental statutes, rules or regulations, and applicable environmental statutes, rules or regulations, and a visual inspection of all properties adjoining the premises, and any other investigation deemed consistent with good commercial practices.

     (c) As used herein, the term "hazardous material" means any hazardous or toxic substance, material, or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 CFR Part
302) or hazardous wastes (40 CFR Part 261), petroleum products, asbestos, or such other substances, materials, and wastes that are or become regulated under any applicable state or local law.

     (d) Anything in this Lease to the contrary notwithstanding Lessee shall not be responsible for any costs or expenses caused by any condition of the premises existing before the date of this Lease or created after the termination of this Lease, or created by any person or entity other than Lessee, its agents or contractors, except where by reasonable care, Lessee could have prevented such occurrence.

     22.  OPTION TO PURCHASE:

     Lessor grants to Lessee an irrevocable option to purchase the premises on the terms and conditions set forth hereafter.

     (a) Lessee shall have the right to exercise this option at any time during the term of this lease or extension thereof by mailing six months written notice of its exercise to Lessor.

     (b) Exercise of its option rights shall entitle and require Lessee to purchase the premises and to close within thirty (30) days following the later to occur of (i) the date six months after exercise of the option; or (ii) the establishment of the purchase price pursuant to the terms of subsection (c) below. If the closing date occurs after the expiration of the term of the Lease, inclusive of any and all extensions thereof, then Lessee shall be permitted to hold over the premises from the date of the expiration of the term of the Lease until the closing date upon the same terms and conditions set forth in this Lease and at the same monthly rental as that paid in the last month of the term of the Lease. Lessor will convey title by general warranty deed with English covenants of title, but subject to no exceptions to title other than as set forth in the policy of title insurance reviewed and approved by Lessee pursuant to the terms set forth in Paragraph 23 below.

     (c)  The purchase price for the premises shall be determined as follows:
Lessor and Lessee shall each select an appraiser, each of whom shall be a duly licensed or legally authorized commercial real estate appraiser with a minimum of three (3) years' experience in the Raleigh, North Carolina commercial real estate market. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Lessor and Lessee within thirty (30) days after their selection. The purchase price shall be the higher of: (1) the two appraisals, but not more than 110% of the lowest appraisal; or (2) $3.2 million plus the cost of all changes, additions, improvements and expansions that are financed by the Lessor pursuant hereto, except as listed on the Exhibit A Contract Specifications.

     (d) Should any part of the premises be condemned prior to Lessee's exercise of its option rights hereunder, all proceeds from said condemnation shall belong to Lessor, and Lessee's option right shall remain in full force and effect as to the remainder of the premises. Should any part of the premises be condemned after Lessee's exercise of its option rights hereunder, Lessor shall tender to Lessee any offer for the premises, and the defense of any condemnation suit; Lessee shall be entitled to all proceeds from said condemnation; and Lessee shall be obligated to proceed to closing as to the remainder of the premises.

     (e) Lessor agrees that it will not take any action regarding the premises which would impair the value of Lessee's option rights. Lessor agrees that Lessee shall be entitled to have specific performance of its option rights herein granted; that those rights shall be binding on Lessor and Lessor's successors and assigns; and that those rights shall be covenants running with the Land. Upon request, Lessor agrees to execute and deliver to Lessee a memorandum of option in such form as to be recordable among the land records of Wake County North Carolina.

     (f) Upon Lessee's exercise of the option rights herein granted, and ascertainment of the purchase price and date of closing, the parties agree to execute and deliver to each other duplicate originals of an appropriate contract of purchase and sale, embodying the terms set forth herein and such other terms as are usual, necessary and appropriate to the transaction.

     23   TITLE:

     Within thirty (30) days following the date of this Lease, Lessor shall deliver to Lessee a copy of a current owner's policy of title insurance, together with a copy of all exceptions to title noted therein, issued by a title company satisfactory to Lessor and Lessee insuring Lessor's fee simple title to the Land. Upon receipt of such copy, Lessee shall have five (5) business days to review and approve the title to the Land. Lessee shall have the right to terminate this Lease, immediately upon written notice to Lessor if such title insurance policy discloses any matter or exception which would materially and adversely affect Lessee's use and quiet enjoyment of the premises for the purposes set forth in this Lease.

     24. The submission of this Lease to Lessee shall not be construed as an offer and Lessee shall not have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee; provided, however, that if Lessor shall not have executed and delivered a copy of this Lease to Lessee by October 30, 1996, then this Lease shall be null and void and of no further force and effect and neither party shall have any rights thereunder.

     25. This Lease shall be amended to conform to any reasonable requests of Lessor's lender or lenders so long as such amendment or amendments to not adversely affect Lessee's rights pursuant hereto or increase Lessee's duties with respect hereto.

     26. Lessor may be required by contractual obligation to purchase an additional 1.43 acres adjoining the present site for $20,000.00. In the event that occurs, the purchase price of $20,000.00 shall be considered a Lessee requested expansion, pursuant to paragraph 1(d) and the rent shall be re-calculated accordingly, and the additional 1.43 acres shall be considered part of the leased Premises.

     27. Lessor's return on its investment is based upon the initial improvements being financed through Industrial Revenue Bonds which are Federal and State income tax exempt. Maintenance of the tax exempt status of the financing requires certain actions and forebearances on Lessee's part. Lessee agrees to do whatever is required of it to maintain the tax exempt status of Lessor's financing. Should the tax exempt status of Lessor's financing be lost except due solely to the act or actions of Lessor, and Lessor's cost of financing increases as a result, then Lessee shall pay to Lessor, as additional rent, such sums as are necessary to reimburse Lessor for any diminishment in its return on its investment resulting from the increase in Lessor's cost of financing. In the event that tax exempt financing is used for any Lessee required improvements, pursuant to paragraph 10, then the foregoing shall apply to that financing as well.

     28. WAIVER:

     A waiver by Lessor or Lessee of any default or breach hereunder shall not be construed to be a continuing waiver of such default or breach, not as a waiver or permission, expressed or implied, of any other or subsequent default or breach. All waivers must be in writing and no course of conduct shall establish a custom or confer any rights upon Lessee or Lessor.

     29. NOTICES:

     Unless otherwise designated by like notice in writing by either party to the other, notices required herein shall be sent by registered or certified mail or by express overnight delivery as follows:

     To Lessor:          Agracel, Inc.
                         P.O. Box 1107
                         Effingham, Illinois 62401

                 Copy to: Q. Anthony Siemer
                 P.O. Box 607
                 Effingham, Illinois 62401

     To Lessee:  Morton Metalcraft Co.
                 1021 West Birchwood Street
                 P.O. Box 429
                 Morton, Illinois 61550-0429

Notices so mailed or delivered shall be deemed duly given upon deposit with the U.S. Postal service or overnight courier, as applicable, postage or delivery fee prepaid, addressed as above indicated.

     30.  SUCCESSORS:

     All of the terms, covenants and conditions of this Lease shall apply and inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise provided herein.

     31.  QUIET POSSESSION:

     Lessor covenants with Lessee that said Lessee, on paying the rent herein required to be paid and performing the covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the premises during the term of this Lease.

     32.  PROCUREMENT OF THIS LEASE:

     Each of the parties hereto certifies that no broker or leasing agent independent of the parties has been involved in the negotiation of this Lease.

     33.  ATTORNEY'S FEES:

     If any action at law or in equity shall be brought to enforce any of the covenants, terms or conditions of this Lease, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorney's fees, the amount of which shall be fixed by the court, and shall be made a part of any judgment or decree rendered.

     34. LEASE CONSTITUTES ENTIRE CONTRACT:

     Each party to this Lease acknowledges that this Lease constitutes all of the agreements between the parties hereto, and that no representations, warranties, or other covenants are included except as set forth herein, and this Lease shall not be recordable, but a "Memorandum of Lease" in usual and customary form will be executed and acknowledged by the parties, upon request of either party, which may be recorded.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease or have caused it to be executed by this respective authorized representatives the day and year first above written. Each of the persons executing this Lease represent that they are authorized to execute the same on behalf of the party for whom they have executed hereafter.

                                      LESSEE

                                      MORTON METALCRAFT CO.



                                      By:  /s/ Daryl R. Lindemann
                                           -----------------------------
                                           Its Vice President of Finance


ATTEST:



By:
     ------------------
     Its Vice President

                                          LESSOR

                                          AGRACEL INC.,

                                          By:  /s/ [SIG]
                                             -------------------------
                                             Its President

ATTEST:

By: /s/ [SIG]
   -------------------------
   Its Vice President


STATE OF ILLINOIS   )
                    )  ss.
COUNTY OF TAZEWELL   )


     I, the undersigned, a Notary Public, in and for said county, in the state aforesaid, DO HEREBY CERTIFY that Daryl R. Lindemann, personally known to me to be the Vice President of Morton Metalcraft Co., and David M. Strotton, personally known to me to be the President of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Vice Presidents they signed and delivered the said instrument as Vice Presidents of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 6th day of November, 1996.

                                          /s/ Judith A. Heisel
                                          ------------------------
                                               Notary Public

My commission expires:
July, 1997

                                            "OFFICIAL SEAL"
                                            Judith A. Heisel
                                   Notary Public, State of Illinois
                                    My Commission Expires 07/08/97